UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2019

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Item 1.01. Entry Into A Material Definitive Agreement.

On May 6, 2019, Premier, Inc. (the “Company”) announced that its consolidated subsidiaries, Commcare Pharmacy – FTL, LLC, a Florida limited liability company (“Commcare”), Acro Pharmaceutical Services LLC, a Pennsylvania limited liability company (“Acro” and, together with Commcare, the “Sellers”), NS3 Health, LLC, a Florida limited liability company (the “Equity Holder”), and the Company, for limited purposes, entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”), dated as of May 6, 2019, with ProCare Pharmacy, L.L.C., a Rhode Island limited liability company (the “Buyer”), an affiliate of CVS Health Corporation, pursuant to which Buyer agreed to purchase from the Sellers prescription files and records and certain other assets (collectively, the “Assets”) used in the Company’s specialty pharmacy business (the “Specialty Pharmacy Business”), for a cash purchase price of $22.5 million, plus an amount equal to the value of pharmaceutical inventory up to $20 million, subject to certain adjustments (the “Transaction”). In addition, the Company plans to discontinue operations of, and wind down and exit from, the Specialty Pharmacy Business, including both Acro and Commcare, in connection with the closing of the Transaction. The proceeds to be received in the Transaction will be used primarily to fund costs associated with the Company’s wind down and exit from the Specialty Pharmacy Business, and for general corporate purposes.

The closing of the Transaction is expected to occur during the Company’s fiscal fourth quarter ending June 30, 2019 and is subject to closing conditions customary for transactions of this type, including but not limited to an absence of material adverse changes.

The Sellers, Equity Holder and Buyer have each made customary representations and warranties in the Asset Purchase Agreement. Additionally, Sellers and Buyer have agreed to various covenants and agreements in the Asset Purchase Agreement, including, among other things, that Sellers have agreed to (i) conduct their business in the ordinary and usual course of business during the period between the execution of the Asset Purchase Agreement and the closing of the Transaction, (ii) send all required notifications of the sale of the Assets to all applicable governmental authorities, (iii) surrender their pharmacy licenses to the applicable governmental authorities, (iii) transition the Assets, and (iv) comply with certain non-competition and non-solicitation provisions. In the Asset Purchase Agreement, the Company has also agreed to certain operational and/or indemnification provisions related to non-competition and non-solicitation and compliance with other transfer requirements.

The Asset Purchase Agreement also includes mutual indemnification provisions subject to certain limitations, including time limitations, a deductible in respect of certain claims and a cap on recovery in respect of certain claims. The Asset Purchase Agreement also includes an escrow of $1.125 million as the first recourse for any indemnification and other obligations of the Sellers in connection with the Transaction.

The Asset Purchase Agreement also contains customary provisions governing circumstances under which Buyer or Sellers may terminate the Asset Purchase Agreement. Each of the Sellers and Buyer may terminate the Asset Purchase Agreement by mutual written consent or if the closing of the Transaction does not occur on or before June 7, 2019, provided that the terminating party is not the cause of the failure of the Transaction to close by such date, and the Sellers or Buyer may each terminate the Asset Purchase Agreement if the other party is in material breach of the Asset Purchase Agreement, provided that the terminating party is not the cause of such material breach of the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to this Current Report on Form 8-K. Exhibit 2.1 is intended to provide investors and security holders with information regarding the terms of the Asset Purchase Agreement, but is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.05: Costs Associated with Exit or Disposal Activities

On May 6, 2019, the Company finalized and committed to a plan to dispose of the Assets and to wind down and exit the Specialty Pharmacy Business and communicated this information to its impacted employees whose employment is expected to be terminated in connection therewith. As discussed in Item 1.01, the Sellers, the Equity Holder and the Company entered into the Asset Purchase Agreement with the Buyer on May 6, 2019 to sell to the Buyer the Assets for $22.5 million plus an amount equal to the value of inventory up to $20 million, subject to certain adjustments. The Company anticipates that it will recognize a non-cash impairment charge related to goodwill, purchased intangibles, internally developed software and other assets of the Specialty Pharmacy Business that were not sold or did not have an alternative use for the Company of approximately $87 million to $92 million expected to be recorded in the fiscal fourth quarter ending June 30, 2019.

Including costs incurred to date, the Company estimates that it will incur a total of approximately $11 million to $15 million of expenses related to the sale of the Assets and exit of the Specialty Pharmacy Business primarily related to severance and retention benefits and financial advisor fees and legal fees. These expenses are expected to be recognized in the fiscal fourth quarter ending June 30, 2019.

On an after-tax basis, the total impairment charges and exit costs incurred in connection with the transactions described above are expected to be in the range of $75 million to $82 million. The Company may incur additional costs associated with the sale of the Assets and exit of the Specialty Pharmacy Business as the foregoing costs are estimates and subject to change.

Item 2.06. Material Impairments

The information required by Item 2.06 is included under Item 1.01 and Item 2.05 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Expected Financial Impact—Giving effect to the Company’s exit from the Specialty Pharmacy Business for the full 2019 fiscal year, the Company expects its fiscal 2019 consolidated non-GAAP adjusted EBITDA margin to be approximately 45%, compared to approximately 34% for the six-month period ended December 31, 2018, which included the Company’s Specialty Pharmacy Business, while reducing annual consolidated net revenue by approximately $470 million and increasing annual pre-tax income by approximately $6 million.

Press Release—On May 6, 2019, the Company issued a press release announcing the Transaction. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Transaction, the other transactions contemplated by the Asset Purchase Agreement and the Company’s exit from the Specialty Pharmacy Business and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements herein related to the expected timing of closing of the Transaction, the consideration ultimately received by the Company in the Transaction, the timing and accuracy of the Company’s expected and actual impairment charges and exit costs, and the expected impact of the transaction on the Company’s consolidated non-GAAP adjusted EBITDA margin, annual consolidated net revenue and annual pre-tax income. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Transaction on the terms described above or other acceptable terms or at all or exit the Specialty Pharmacy Business as planned because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement; (ii) the failure to satisfy the closing conditions set forth in the Asset Purchase Agreement; and (iii) risks related to disruption of management’s attention from the Company’s ongoing Specialty Pharmacy Business due to the Transaction and the wind-down and exit of the Specialty Pharmacy Business that result in a material adverse change under the Asset Purchase Agreement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s public filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and the Company’s subsequently filed periodic reports, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase and Sale Agreement, dated May 6, 2019, by and among Commcare Pharmacy – FTL, LLC, Acro Pharmaceutical Services, LLC, NS3 Health, LLC, Premier, Inc., and ProCare Pharmacy, L.L.C.

99.1	Press release of Premier, Inc., dated May 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
Name: Susan D. DeVore
Title: Chief Executive Officer

Date: May 6, 2019